NEWS RELEASE

MATERION CORPORATION REPORTS SECOND QUARTER 2020 FINANCIAL RESULTS

MAYFIELD HEIGHTS, Ohio – July 23, 2020 - Materion Corporation (NYSE: MTRN) today reported second quarter 2020 financial results and provided an update on key strategic initiatives.

•Net sales were $271.5 million; value-added sales increased 2% sequentially to $161.6 million

•Net income was $0.32 per share, diluted; adjusted earnings were $0.49 per share, up 14% vs. the first quarter

•Closed Optics Balzers acquisition to create a global industry leader in optical thin film coating solutions

•Significant new customer opportunity for precision clad engineered strip product on schedule

“I am very pleased with our team’s performance in the second quarter amid the COVID-19 pandemic, as we delivered sequential growth in both value-added sales and earnings,” stated Jugal Vijayvargiya, President and Chief Executive Officer. “The health and safety of our people remains our utmost priority. We are continuing to follow all recommended guidelines as all our facilities continue to operate in support of essential industries.”

Mr. Vijayvargiya continued, “Our key strategic initiatives remain on schedule. We completed the Optics Balzers acquisition just 6 weeks after signing, and I would like to welcome their talented team to the Materion family. The customer project on precision clad engineered strip product which we announced during our last earnings call continues to progress. To date, we have received $31 million of funding from the customer, and we remain on the schedule previously communicated."

SECOND QUARTER 2020 RESULTS

Net sales for the second quarter of 2020 were $271.5 million, compared to $297.8 million in the prior year. Second quarter value-added sales of $161.6 million were up 2% from the first quarter of 2020, despite challenging market conditions, and down 17% versus the prior year. Consumer electronics, industrial, energy, aerospace, and automotive end markets were heavily impacted by the COVID-19 pandemic.

Operating profit for the second quarter was $8.7 million, and net income was $6.7 million, or $0.32 per diluted share, compared to a net loss of $3.1 million, or $0.15 per share, in the first quarter. Excluding special items for COVID-19 direct expenses ($2.7 million), restructuring ($2.4 million), merger and acquisition costs ($1.4 million), and a foreign currency hedge gain ($2.2 million) related to the acquisition of Optics Balzers, earnings before interest and tax expense were $13.9 million. Adjusted net income was $10.0 million, or $0.49 per diluted share, an increase of 14% compared to the first quarter.

OUTLOOK

We continue to experience significant levels of uncertainty regarding future demand in our end markets due to the COVID-19 pandemic. Based on current demand levels and assuming our factories remain operational, we expect adjusted earnings in the third quarter to be comparable to slightly better than the second quarter.

The impact of the COVID-19 pandemic is fluid and continues to evolve, and therefore we cannot predict the extent to which our business, results of operations, financial condition, or cash flows will ultimately be impacted. Therefore, we are not providing full-year earnings guidance. We anticipate resuming our practice of providing full-year earnings guidance once the degree of economic uncertainty driven by the COVID-19 pandemic subsides.

ADJUSTED EARNINGS GUIDANCE

It is not possible for the Company to identify the amount or significance of future adjustments associated with potential insurance and litigation claims, legacy environmental costs, acquisition and integration costs, certain income tax items, or other non-routine costs that the Company adjusts in the presentation of adjusted earnings guidance. These items are dependent on future events that are not reasonably estimable at this time. Accordingly, the Company is unable to reconcile without unreasonable effort the forecasted range of adjusted earnings guidance for the full year to a comparable GAAP range. However, items excluded from the Company's adjusted earnings guidance include the historical adjustments noted in Attachments 4 and 5 to this press release.

CONFERENCE CALL

Materion Corporation will host an investor conference call with analysts at 9:00 a.m. Eastern Time, July 23, 2020. The conference call will be available via webcast through the Company’s website at www.materion.com or through www.InvestorCalendar.com. By phone, please dial

(877) 407-0778. Callers outside the U.S. can dial (201) 689-8565. A replay of the call will be available until August 6, 2020 by dialing (877) 481-4010 or (919) 882-2331; please reference replay ID number 57377. The call will also be archived on the Company’s website.

FORWARD-LOOKING STATEMENTS

Portions of the narrative set forth in this document that are not statements of historical or current facts are forward-looking statements, in particular, the outlook provided above. Our actual future performance may materially differ from that contemplated by the forward-looking statements as a result of a variety of factors.

These factors include, in addition to those mentioned elsewhere herein:

•Our ability to achieve the strategic and other objectives related to the acquisition of Optics Balzers, including any expected synergies;

•Our ability to successfully integrate the Optics Balzers business and achieve the expected results of the acquisition, including, without limitation, the acquisition being accretive in the expected timeframe or at all;

•Actual net sales, operating rates, and margins for 2020;

•The global economy, including the impact of tariffs and trade agreements;

•The ultimate impact of the COVID-19 pandemic on our business, results of operations, financial condition, and liquidity;

•The impact of any U.S. Federal Government shutdowns and sequestrations;

•The condition of the markets which we serve, whether defined geographically or by segment, with the major market segments being: semiconductor, industrial, aerospace and defense, automotive, energy, consumer electronics, and telecom and data center;

•Changes in product mix and the financial condition of customers;

•Our success in developing and introducing new products and new product ramp-up rates;

•Our success in passing through the costs of raw materials to customers or otherwise mitigating fluctuating prices for those materials, including the impact of fluctuating prices on inventory values;

•Our success in identifying other acquisition candidates and in acquiring and integrating such businesses;

•The impact of the results of other acquisitions on our ability to fully achieve the strategic and financial objectives related to these acquisitions;

•Our success in implementing our strategic plans and the timely and successful completion and start-up of any capital projects;

•Other financial and economic factors, including the cost and availability of raw materials (both base and precious metals), physical inventory valuations, metal financing fees, tax rates, exchange rates, interest rates, pension costs and required cash contributions and other employee benefit costs, energy costs, regulatory compliance costs, the cost and availability of insurance, credit availability, and the impact of Materion’s stock price on the cost of incentive compensation plans;

•The uncertainties related to the impact of war, terrorist activities, and acts of God;

•Changes in government regulatory requirements and the enactment of new legislation that impacts our obligations and operations;

•The conclusion of pending litigation matters in accordance with our expectation that there will be no material adverse effects;

•Our ability to successfully complete the disposition of our LAC business;

•The disruptions on operations from, and other effects of, catastrophic and other extraordinary events including the COVID-19 pandemic; and

•The risk factors as set forth in Item 1A of our 2019 Annual Report on Form 10-K and in our Quarterly Report on Form 10-Q for the quarterly period ended March 27, 2020.

Materion Corporation is headquartered in Mayfield Heights, Ohio. The Company, through its wholly owned subsidiaries, supplies highly engineered advanced enabling materials to global markets. Products include precious and non-precious specialty metals, inorganic chemicals and powders, specialty coatings, specialty engineered beryllium alloys, beryllium and beryllium composites, and engineered clad and plated metal systems.

Investor Contact: Media Contact:
Stephen F. Shamrock John G. McCloskey
(216) 383-4010 (216) 383-6835
stephen.shamrock@materion.com john.mccloskey@materion.com
https://materion.com
Mayfield Hts-g

###

Attachment 1
Materion Corporation and Subsidiaries
Consolidated Statements of Income
(Unaudited)

	Second Quarter Ended		Six Months Ended
(In thousands except per share amounts)	June 26, 2020	June 28, 2019	June 26, 2020	June 28, 2019
Net sales	$271,468	$297,843	$549,414	$599,284
Cost of sales	223,378	228,249	455,749	460,378
Gross margin	48,090	69,594	93,665	138,906
Selling, general, and administrative expense	32,852	39,891	63,596	79,955
Research and development expense	4,502	4,062	8,687	7,802
Goodwill impairment charges	—	—	9,053	—
Held for sale impairment charges	—	—	1,713	—
Restructuring expense	2,387	—	4,551	—
Other — net	(357)	2,891	1,922	7,012
Operating profit	8,706	22,750	4,143	44,137
Other non-operating (income) expense—net	(851)	3,112	(1,795)	3,357
Interest expense — net	1,259	500	1,505	966
Income before income taxes	8,298	19,138	4,433	39,814
Income tax expense	1,620	3,598	858	7,368
Net income	$6,678	$15,540	$3,575	$32,446
Basic earnings per share:
Net income per share of common stock	$0.33	$0.76	$0.18	$1.60
Diluted earnings per share:
Net income per share of common stock	$0.32	$0.75	$0.17	$1.57
Weighted-average number of shares of common stock outstanding:
Basic	20,317	20,383	20,350	20,326
Diluted	20,554	20,666	20,587	20,635

Attachment 2
Materion Corporation and Subsidiaries
Consolidated Balance Sheets

	(Unaudited)
(Thousands)	June 26, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$265,068	$125,007
Accounts receivable, net	146,527	154,751
Inventories, net	209,847	190,390
Prepaid and other current assets	29,191	21,839
Assets held for sale	5,811	—
Total current assets	656,444	491,987
Deferred income taxes	1,669	1,666
Property, plant, and equipment	924,620	916,965
Less allowances for depreciation, depletion, and amortization	(685,355)	(684,689)
Property, plant, and equipment—net	239,265	232,276
Operating lease, right-of-use assets	48,942	23,413
Intangible assets	5,732	6,380
Other assets	19,169	17,937
Goodwill	70,001	79,011
Total Assets	$1,041,222	$852,670
Liabilities and Shareholders’ Equity
Current liabilities
Short-term debt	$151,731	$868
Accounts payable	52,093	43,206
Salaries and wages	24,367	41,167
Other liabilities and accrued items	33,429	32,477
Income taxes	1,779	1,342
Unearned revenue	3,003	3,380
Liabilities held for sale	2,126	—
Total current liabilities	268,528	122,440
Other long-term liabilities	10,117	11,560
Operating lease liabilities	44,830	18,091
Finance lease liabilities	16,939	17,424
Retirement and post-employment benefits	32,389	32,466
Unearned income	57,799	32,891
Long-term income taxes	3,508	3,451
Deferred income taxes	2,172	2,410
Long-term debt	—	1,260
Shareholders’ equity	604,940	610,677
Total Liabilities and Shareholders’ Equity	$1,041,222	$852,670

Attachment 3
Materion Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended
(Thousands)	June 26, 2020	June 28, 2019
Cash flows from operating activities:
Net income	$3,575	$32,446
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation, depletion, and amortization	23,522	22,607
Amortization of deferred financing costs in interest expense	364	472
Stock-based compensation expense (non-cash)	3,966	3,541
Deferred income tax (benefit) expense	(234)	4,578
Net pension curtailments and settlements	94	3,296
Held for sale impairment charges	10,766	—
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	5,331	(11,778)
Decrease (increase) in inventory	(20,585)	1,306
Decrease (increase) in prepaid and other current assets	(7,264)	(588)
Increase (decrease) in accounts payable and accrued expenses	(7,634)	(18,813)
Increase (decrease) in unearned revenue	(257)	(88)
Increase (decrease) in interest and taxes payable	1,058	(1,130)
Increase (decrease) in unearned income due to customer prepayments	26,713	—
Domestic pension plan contributions	—	(3,000)
Other-net	(2,982)	(2,803)
Net cash provided by operating activities	36,433	30,046
Cash flows from investing activities:
Payments for purchase of property, plant, and equipment	(32,034)	(13,833)
Payments for mine development	—	(1,591)
Proceeds from sale of property, plant, and equipment	33	15
Net cash used in investing activities	(32,001)	(15,409)
Cash flows from financing activities:
Short-term debt under revolving credit agreement	150,000	—
Repayment of long-term debt	(428)	(397)
Principal payments under finance lease obligations	(626)	(599)
Cash dividends paid	(4,582)	(4,368)
Repurchase of common stock	(6,766)	(199)
Payments of withholding taxes for stock-based compensation awards	(2,025)	(4,763)
Net cash provided by (used in) financing activities	135,573	(10,326)
Effects of exchange rate changes	56	(100)
Net change in cash and cash equivalents	140,061	4,211
Cash and cash equivalents at beginning of period	125,007	70,645
Cash and cash equivalents at end of period	$265,068	$74,856

Attachment 4
Materion Corporation and Subsidiaries
Reconciliation of Non-GAAP Measure - Value-added Sales, Operating Profit, and EBIT
(Unaudited)

	Second Quarter Ended				Six Months Ended
(Millions)	June 26, 2020		June 28, 2019		June 26, 2020		June 28, 2019
Net Sales
Performance Alloys and Composites	$101.6		$135.2		$200.7		$262.3
Advanced Materials	150.1		133.2		310.3		277.3
Precision Coatings	19.8		29.4		38.4		59.7
Other	—		—		—		—
Total	$271.5		$297.8		$549.4		$599.3

Less: Pass-through Metal Cost
Performance Alloys and Composites	$11.8		$19.9		$27.2		$37.4
Advanced Materials	95.4		74.9		196.4		161.5
Precision Coatings	2.0		6.3		3.7		14.1
Other	0.7		1.8		1.9		3.7
Total	$109.9		$102.9		$229.2		$216.7

Value-added Sales (non-GAAP)
Performance Alloys and Composites	$89.8		$115.3		$173.5		$224.9
Advanced Materials	54.7		58.3		113.9		115.8
Precision Coatings	17.8		23.1		34.7		45.6
Other	(0.7)		(1.8)		(1.9)		(3.7)
Total	$161.6		$194.9		$320.2		$382.6

Gross Margin		% of VA		% of VA		% of VA		% of VA
Performance Alloys and Composites	$25.4	28%	$41.6	36%	$47.5	27%	$80.8	36%
Advanced Materials	16.1	29%	20.2	35%	33.7	30%	42.2	36%
Precision Coatings	7.1	40%	10.3	45%	13.1	38%	19.7	43%
Other	(0.5)	—	(2.5)	—	(0.6)	—	(3.8)	—
Total	$48.1	30%	$69.6	36%	$93.7	29%	$138.9	36%

Operating Profit (Loss)		% of VA		% of VA		% of VA		% of VA
Performance Alloys and Composites	$8.2	9%	$19.3	17%	$13.0	7%	$38.3	17%
Advanced Materials	4.4	8%	6.1	10%	9.2	8%	13.2	11%
Precision Coatings	2.1	12%	3.9	17%	(7.5)	(22)%	6.0	13%
Other	(6.0)	—	(6.5)	—	(10.6)	—	(13.4)	—
Total	$8.7	5%	$22.8	12%	$4.1	1%	$44.1	12%

	Second Quarter Ended				Six Months Ended
(Millions)	June 26, 2020		June 28, 2019		June 26, 2020		June 28, 2019
Special Items
Performance Alloys and Composites	$4.2		$—		$7.8		$—
Advanced Materials	0.6		—		0.7		—
Precision Coatings	0.3		—		11.1		—
Other	(0.8)		—		(0.7)		—
Total	$4.3		$—		$18.9		$—

Operating Profit (Loss) Excluding Special Items		% of VA		% of VA		% of VA		% of VA
Performance Alloys and Composites	$12.4	14%	$19.3	17%	$20.8	12%	$38.3	17%
Advanced Materials	5.0	9%	6.1	10%	9.9	9%	13.2	11%
Precision Coatings	2.4	13%	3.9	17%	3.6	10%	6.0	13%
Other	(6.8)	—	(6.5)	—	(11.3)	—	(13.4)	—
Total	$13.0	8%	$22.8	12%	$23.0	7%	$44.1	12%

Non-Operating (Income) Expense		% of VA		% of VA		% of VA		% of VA
Performance Alloys and Composites	$0.1	—%	$0.2	—%	$0.3	—%	$0.4	—%
Advanced Materials	—	—%	—	—%	—	—%	—	—%
Precision Coatings	—	—%	—	—%	—	—%	—	—%
Other	(1.0)	—	2.9	—	(2.1)	—	3.0	—
Total	$(0.9)	—%	$3.1	—%	$(1.8)	—%	$3.4	—%

Non-Operating (Income) Expense Special Items
Other	$—		$3.3		$—		$3.3
Total	$—		$3.3		$—		$3.3

EBIT Excluding Special Items		% of VA		% of VA		% of VA
Performance Alloys and Composites	$12.3	14%	$19.1	17%	$20.5	12%	$37.9	17%
Advanced Materials	5.0	9%	6.1	10%	9.9	9%	13.2	11%
Precision Coatings	2.4	13%	3.9	17%	3.6	10%	6.0	13%
Other	(5.8)	—	(6.1)	—	(9.2)	—	(13.1)	—
Total	$13.9	9%	$23.0	12%	$24.8	8%	$44.0	12%
The cost of gold, silver, platinum, palladium, and copper is passed through to customers and, therefore, the trends and comparisons of net sales are affected by movements in the market price of these metals. Internally, management also reviews net sales on a value-added basis. Value-added sales is a non-GAAP financial measure that deducts the value of the pass-through metals sold from net sales. Value-added sales allows management to assess the impact of differences in net sales between periods or segments and analyze the resulting margins and profitability without the distortion of the movements in pass-through metal prices. The dollar amount of gross margin and operating profit is not affected by the value-added sales calculation. The Company sells other metals and materials that are not considered direct pass throughs, and these costs are not deducted from net sales to calculate value-added sales.

The Company’s pricing policy is to pass the cost of these metals on to customers in order to mitigate the impact of price volatility on the Company’s results from operations. Value-added information is being presented since changes in metal prices may not directly impact profitability. It is the Company’s intent to allow users of the financial statements to review sales with and without the impact of the pass-through metals.

Attachment 5
Materion Corporation and Subsidiaries
Reconciliation of Non-GAAP Measures - Profitability
(Unaudited)

	Second Quarter Ended		Six Months Ended
(Millions except per share amounts)	June 26, 2020	June 28, 2019	June 26, 2020	June 28, 2019
GAAP as Reported
Net sales	$271.5	$297.8	$549.4	$599.3
Operating profit	8.7	22.8	4.1	44.1
Non-operating (income) expense	(0.9)	3.1	(1.8)	3.4
Net income	6.7	15.5	3.6	32.4
Shares outstanding - Diluted	20,554	20,666	20,587	20,635
EPS - Diluted	$0.32	$0.75	$0.17	$1.57

Operating Profit Special Items
Impairment charges	$—	$—	$10.8	$—
Non-cash inventory adjustment	—	—	1.3	—
Cost reduction initiatives	2.4	—	4.6	—
COVID-19 related costs	2.7	—	2.9	—
Acquisition & divestiture costs	1.4	—	1.5	—
Foreign currency hedge gain	(2.2)	—	(2.2)	—
Total Operating Profit Special Items	$4.3	$—	$18.9	$—
Operating Profit Special Items - net of tax	$3.3	$—	$14.5	$—
Non-Operating Expense Special Items	$—	$3.3	$—	$3.3
Non-Operating Expense Special Items - net of tax	$—	$2.6	$—	$2.6
Tax Special Items	$—	$—	$0.7	$—
Special items per diluted share	$0.17	$0.13	$0.75	$0.13

Non-GAAP Measures - Adjusted Profitability
Value-added (VA) sales	$161.6	$194.9	$320.2	$382.6
Operating profit	13.0	22.8	23.0	44.1
Operating profit % of VA	8.0%	11.7%	7.2%	11.5%
EBIT	13.9	23.0	24.8	44.0
EBIT % of VA	8.6%	11.8%	7.7%	11.5%
Net income	10.0	18.1	18.8	35.0
EPS - Diluted	$0.49	$0.88	$0.92	$1.70
In addition to presenting financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release contains financial measures, including operating profit, segment operating profit, earnings before interest and taxes (EBIT), net income, and earnings per share, on a non-GAAP basis. As detailed in the above reconciliation and Attachment 4, we have adjusted the results for certain special items such as non-cash impairment charges, non-cash inventory adjustments, cost reduction initiatives (i.e., severance), COVID-19 related costs, acquisition and divestiture costs, foreign currency hedge gains, and certain discrete income tax items from the applicable GAAP financial measure. Internally, management reviews the results of operations without the impact of these costs in order to assess the profitability from ongoing activities. We are providing this information because we believe it will assist investors in analyzing our financial results and, when viewed in conjunction with the GAAP results, provide a more comprehensive understanding of the factors and trends affecting our operations.

Attachment 6
Materion Corporation and Subsidiaries
Value-added sales by Market
(Unaudited)

	Second Quarter Ended			Six Months Ended
(Millions)	June 26, 2020	June 28, 2019	% Change	June 26, 2020	June 28, 2019	% Change
Materion Corporation
Semiconductor	$38.0	$36.3	4.7%	$77.3	$74.2	4.2%
Industrial	29.6	36.4	(18.7)%	59.8	70.0	(14.6)%
Aerospace and Defense	22.1	29.6	(25.3)%	41.3	60.1	(31.3)%
Automotive	13.1	14.8	(11.5)%	27.8	31.8	(12.6)%
Energy	12.3	19.1	(35.6)%	25.0	37.5	(33.3)%
Consumer electronics	11.3	19.2	(41.1)%	24.0	33.4	(28.1)%
Telecom and Data Center	10.8	16.1	(32.9)%	19.7	31.2	(36.9)%
Other	24.4	23.4	4.3%	45.3	44.4	2.0%
Total	$161.6	$194.9	(17.1)%	$320.2	$382.6	(16.3)%
Performance Alloys and Composites
Semiconductor	$1.4	$1.3	7.7%	$2.2	$3.2	(31.3)%
Industrial	22.2	26.0	(14.6)%	43.9	50.0	(12.2)%
Aerospace and Defense	17.1	24.4	(29.9)%	30.4	49.3	(38.3)%
Automotive	11.9	12.7	(6.3)%	25.0	28.2	(11.3)%
Energy	5.0	10.0	(50.0)%	9.7	19.9	(51.3)%
Consumer electronics	7.9	14.7	(46.3)%	17.0	25.3	(32.8)%
Telecom and Data Center	10.7	16.0	(33.1)%	19.3	31.0	(37.7)%
Other	13.6	10.2	33.3%	26.0	18.0	44.4%
Total	$89.8	$115.3	(22.1)%	$173.5	$224.9	(22.9)%
Advanced Materials
Semiconductor	$36.4	$35.0	4.0%	$74.8	$70.8	5.6%
Industrial	4.9	6.6	(25.8)%	10.3	12.1	(14.9)%
Aerospace and Defense	0.9	0.5	80.0%	1.6	1.2	33.3%
Automotive	1.2	1.7	(29.4)%	2.9	3.0	(3.3)%
Energy	7.1	9.1	(22.0)%	15.1	17.6	(14.2)%
Consumer electronics	—	0.1	(100.0)%	0.1	0.2	(50.0)%
Telecom and Data Center	0.2	0.1	100.0%	0.4	0.4	—%
Other	4.0	5.2	(23.1)%	8.7	10.5	(17.1)%
Total	$54.7	$58.3	(6.2)%	$113.9	$115.8	(1.6)%
Precision Coatings
Semiconductor	$0.2	$0.1	100.0%	$0.2	$0.2	—%
Industrial	2.6	3.8	(31.6)%	5.7	8.0	(28.8)%
Aerospace and Defense	4.1	4.8	(14.6)%	9.2	9.6	(4.2)%
Automotive	—	0.4	(100.0)%	—	0.6	(100.0)%
Energy	—	—	—%	—	—	—%
Consumer electronics	3.4	4.4	(22.7)%	6.9	7.9	(12.7)%
Telecom and Data Center	—	—	—%	—	—	—%
Other	7.5	9.6	(21.9)%	12.7	19.3	(34.2)%
Total	$17.8	$23.1	(22.9)%	$34.7	$45.6	(23.9)%

Eliminations	$(0.7)	$(1.8)		$(1.9)	$(3.7)